UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2024

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to Vote of Security Holders.
On April 25, 2024, DHI Group, Inc. (the "Company") held its 2024 annual meeting of stockholders (the "Annual Meeting") as a virtual meeting online via live webcast. The Company's stockholders voted on, and approved, the following proposals at the Annual Meeting:
Proposal 1: Election of three Class II directors, for a term of three-years, or until his or her successor is duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
Kathleen Swann	35,115,266	2,548,753	25,367	4,911,953
Jim Friedlich	33,627,109	3,830,081	232,196	4,911,953
Joseph P. Massaquoi, Jr.	35,236,017	2,425,535	27,834	4,911,953
Proposal 2: Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain
42,424,893	156,789	19,657
Proposal 3: Advisory vote to approve the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
30,410,710	6,031,283	1,247,393	4,911,953

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.
(a)Financial Statements of Business Acquired.
Not applicable.
(b)Pro Forma Financial Information.
Not applicable.
(c)Shell Company Transactions.
Not applicable.
(d)Exhibits.

EXHIBIT NO.	DESCRIPTION
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	April 29, 2024	By: /S/ E. Jack Connolly
Name: E. Jack Connolly
Title: Vice President and General Counsel

EXHIBIT INDEX
104	Cover Page Interactive Data File (embedded within the inline XBRL)